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                                                                    EXHIBIT 23.1

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Directors of Alcan Aluminium Limited:

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 11, 1999 which appears on page 40 of the 1998 Annual Report to Shareholders of Alcan Aluminium Limited which is incorporated by reference in Alcan Aluminium Limited's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Montreal, Canada                                  /s/ PRICEWATERHOUSECOOPERS LLP
23 December 1999                                PricewaterhouseCoopers LLP

                    COMMENTS BY AUDITORS FOR U.S. READERS ON
                       CANADA-U.S. REPORTING DIFFERENCES

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of a company's financial statements, such as the change described in Note 3 to the 1998 consolidated financial statements of Alcan Aluminium Limited. Our report to the shareholders dated 11 February 1999 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditor's report when the change is properly accounted for and adequately disclosed in the financial statements.

Montreal, Canada                                  /s/ PRICEWATERHOUSECOOPERS LLP
23 December 1999                                PricewaterhouseCoopers LLP